Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS
‒ Q3 2021 Net Revenue of $529 million; GAAP Net Loss of $(4) million; Diluted Loss per Share of $(0.03) ‒
‒ Adjusted EBITDA (1) of $135 million; Adjusted Diluted EPS (1) of $0.21 ‒
‒ Updating 2021 Full Year Financial Outlook, Including Raising Adjusted EBITDA and Adjusted EPS Guidance ‒
‒ Announces Acquisition of Puniska Healthcare to Significantly Expand Injectable Business ‒
BRIDGEWATER, NJ, November 3, 2021 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the third quarter ended September 30, 2021.

“Our solid third quarter results further validate our strategy for growth and value creation, focused on operational excellence and a robust innovation engine to strengthen and diversify Amneal,” said Chirag and Chintu Patel, Co-Chief Executive Officers. “We are pleased to be raising our adjusted EBITDA guidance for full year 2021, underscoring our continued strong business performance. We are also excited to announce the acquisition of Puniska, and we welcome the Puniska team to the Amneal family. This acquisition is a pivotal step that meaningfully enhances our injectables capabilities for the U.S. market and enables international expansion as we look to become a leading player in the global injectables market,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the third quarter of 2021 was $529 million, an increase of 2% compared to $519 million in the third quarter of 2020. The increase was driven by Generic product launches and growth in our promoted Specialty products Rytary® and Unithroid®, partially offset by price erosion in our base business and slow demand at the start of the flu season.

Net loss attributable to Amneal Pharmaceuticals, Inc. was $4 million in the third quarter of 2021 compared to a net loss of $9 million in the third quarter of 2020. The decrease in net loss was primarily attributable to growth in net revenue and gross profit, which was driven by strong gross margin improvement in our Generics segment and a reduction in impairment charges.

Adjusted EBITDA(1) in the third quarter of 2021 was $135 million, an increase of 19% compared to the third quarter of 2020, reflective of an increase in gross profit. Adjusted diluted EPS(1) in the third quarter of 2021 was $0.21, an increase of 31% from $0.16 in the third quarter of 2020, reflective mostly of growth in adjusted EBITDA(1).
(1)    See “Non-GAAP Financial Measures” below.
Updating Full Year 2021 Financial Outlook
Amneal is updating its previously provided guidance.

	Existing Full Year 2021 Guidance	Revised Full Year 2021 Financial Guidance
Net revenue	$2.1 billion - $2.2 billion	~ $2.1 billion
Adjusted EBITDA (1)	$500 million - $540 million	$530 million - $550 million
Adjusted diluted EPS (2)	$0.70 - $0.85	$0.78 - $0.88
Operating cash flow	$220 million - $250 million	$220 million - $250 million
Capital expenditures	$60 million - $70 million	$50 million - $60 million
Weighted average diluted shares outstanding (3)	Approximately 303 million	Approximately 304 million
(1) Includes 100% of EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE and reflects the current federal tax rate of 21%.
(3) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Acquisition of Puniska Healthcare to Significantly Expand Injectable Business

Today, Amneal announced it signed a definitive agreement to acquire Puniska Healthcare Pvt. Ltd. (“Puniska”). The acquisition will significantly enhance Amneal’s injectables manufacturing infrastructure, capabilities, and capacity to support the U.S. market and serve as a foundation for international markets. Puniska includes a 293,000 square foot, state-of-the-art manufacturing facility in Ahmedabad, India, with a number of sterile injectable production lines. Production capabilities include robotic, aseptic and lyophilize vial lines, emulsion line, and large-volume parenteral bag line. The acquisition also brings to Amneal approximately 550 Puniska employees with key capabilities in injectables manufacturing, research and development, and commercialization. The acquisition has a total value of $93 million and closed on November 2, 2021.
Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time on November 3, 2021 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 200-6205 (in the U.S.) or (929) 526-1599 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (866) 813-9403 (in the U.S.) or +44 (204) 525-0658 (international callers). The access code for the replay is 781882.
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.
Amneal has an extensive portfolio of approximately 250 product families and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders.
The Company also owns 65% of AvKARE. AvKARE provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies, primarily focused on serving the Department of Defense and the Department of Veterans Affairs.  AvKARE is also a wholesale distributor of bottle and unit dose pharmaceuticals under the registered names of AvKARE and AvPAK, as well as medical and surgical products.  AvKARE is also a packager and wholesale distributor of pharmaceuticals and vitamins to its retail and institutional customers who are located throughout the United States focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing.
For more information, visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; the impact of severe weather; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted cost of goods sold, adjusted selling general and administrative expense, and adjusted research and development expense, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with U.S. General Accepted Accounting Principles (“GAAP”). The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of class B Common Stock to shares of class A Common Stock.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income, cost of goods sold, selling general and administrative expense, and research and development expense or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Amneal’s full year 2021 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, the costs incurred and benefits realized of restructuring activities and the anticipated timing of future product launches and events. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2021.
Contact
Anthony DiMeo
Senior Director, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$528,593	$519,294	$1,556,773	$1,482,489
Cost of goods sold	329,394	353,345	953,514	986,589
Cost of goods sold impairment charges	688	32,364	688	34,579
Gross profit	198,511	133,585	602,571	461,321
Selling, general and administrative	91,397	83,120	268,280	242,040
Research and development	48,927	44,519	149,973	126,470
In-process research and development impairment charges	—	—	710	960
Intellectual property legal development expenses	1,627	2,134	6,574	6,954
Acquisition, transaction-related and integration expenses	134	1,041	7,219	5,403
Charges related to legal matters, net	19,000	60	19,000	5,860
Restructuring and other charges	425	276	788	2,657
Change in fair value of contingent consideration	300	—	300	—
Property losses and associated expenses	8,186	—	8,186	—
Operating income	28,515	2,435	141,541	70,977
Other (expense) income:
Interest expense, net	(34,400)	(34,895)	(102,368)	(111,463)
Foreign exchange (loss) gain, net	(29)	9,673	(185)	7,958
Gain on sale of international businesses, net	—	—	—	123
Other income, net	3,871	898	8,697	2,102
Total other expense, net	(30,558)	(24,324)	(93,856)	(101,280)
(Loss) income before income taxes	(2,043)	(21,889)	47,685	(30,303)
Provision for (benefit from) income taxes	4,049	144	7,056	(105,843)
Net (loss) income	(6,092)	(22,033)	40,629	75,540
Less: Net loss (income) attributable to non-controlling interests	1,855	13,058	(23,628)	18,556
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(4,237)	$(8,975)	$17,001	$94,096
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s class A common stockholders:
Basic	$(0.03)	$(0.06)	$0.11	$0.64
Diluted	$(0.03)	$(0.06)	$0.11	$0.63
Weighted-average common shares outstanding:
Basic	149,290	147,558	148,771	147,377
Diluted	149,290	147,558	151,655	148,622

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$302,655	$341,378
Restricted cash	7,964	5,743
Trade accounts receivable, net	627,954	638,895
Inventories	520,245	490,649
Prepaid expenses and other current assets	110,212	73,467
Related party receivables	1,307	1,407
Total current assets	1,570,337	1,551,539
Property, plant and equipment, net	459,651	477,754
Goodwill and intangible assets, net	1,799,133	1,827,440
Other assets	145,288	149,300
Total assets	$3,974,409	$4,006,033
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$589,412	$611,867
Current portion of long-term debt, net	30,471	44,228
Current portion of operating lease liabilities	9,180	6,474
Current portion of operating and financing lease liabilities - related party	2,580	3,978
Current portion of financing lease liabilities	3,218	1,794
Current portion of note payable - related party	—	1,000
Related party payable - short term	32,474	7,561
Total current liabilities	667,335	676,902
Long-term debt, net	2,687,668	2,735,264
Other long-term liabilities	220,980	237,131
Total long-term liabilities	2,908,648	2,972,395
Redeemable non-controlling interests	15,260	11,804
Total stockholders' equity	383,166	344,932
Total liabilities and stockholders' equity	$3,974,409	$4,006,033

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$40,629	$75,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,223	175,514
Unrealized foreign currency loss	(94)	(7,779)
Amortization of debt issuance costs and discount	6,873	6,449
Gain on sale of international businesses, net	—	(123)
Intangible asset impairment charges	1,398	35,539
Asset-related credit	—	(536)
Change in fair value of contingent consideration	300	—
Stock-based compensation	20,670	15,617
Inventory provision	39,290	56,198
Non-cash property losses	5,152	—
Other operating charges and credits, net	3,965	6,248
Changes in assets and liabilities:
Trade accounts receivable, net	10,894	(50,748)
Inventories	(65,643)	(80,722)
Prepaid expenses, other current assets and other assets	(27,493)	17,638
Related party receivables	7,201	870
Accounts payable, accrued expenses and other liabilities	(32,819)	21,737
Related party payables	(3,987)	1,601
Net cash provided by operating activities	178,559	273,043
Cash flows from investing activities:
Purchases of property, plant and equipment	(30,230)	(26,912)
Deposits for future acquisition of property, plant, and equipment	(2,655)	(4,229)
Acquisition of intangible assets	(500)	(3,250)
Acquisitions, net of cash acquired	(73,828)	(251,360)
Net cash used in investing activities	(107,213)	(285,751)
Cash flows from financing activities:
Proceeds from issuance of debt	—	180,000
Payments of principal on debt, financing leases and other	(68,240)	(26,500)
Payments of deferred financing costs	—	(4,102)
Proceeds from exercise of stock options	834	216
Employee payroll tax withholding on restricted stock unit vesting	(2,595)	(795)
Tax distributions to non-controlling interests	(36,678)	(1,628)
Distribution of earnings to and acquisition of non-controlling interests	—	(3,300)
Payments of principal on financing lease - related party	(93)	(802)
Repayment of related party note	(1,000)	—
Net cash (used in) provided by financing activities	(107,772)	143,089
Effect of foreign exchange rate on cash	(76)	447
Net (decrease) increase in cash, cash equivalents, and restricted cash	(36,502)	130,828
Cash, cash equivalents, and restricted cash - beginning of period	347,121	152,822
Cash, cash equivalents, and restricted cash - end of period	$310,619	$283,650
Cash and cash equivalents - end of period	$302,655	$281,278
Restricted cash - end of period	7,964	2,372
Cash, cash equivalents, and restricted cash - end of period	$310,619	$283,650

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(6,092)	$(22,033)	$40,629	$75,540
Adjusted to add (deduct):
Interest expense, net	34,400	34,895	102,368	111,463
Income tax expense (benefit)	4,049	144	7,056	(105,843)
Depreciation and amortization	60,186	59,359	172,223	175,514
EBITDA (Non-GAAP)	$92,543	$72,365	$322,276	$256,674
Adjusted to add (deduct):
Stock-based compensation expense	7,708	5,415	20,670	15,617
Acquisition and site closure expenses (1)	2,220	3,979	13,976	16,607
Restructuring and other charges (2)	425	276	788	2,657
Inventory related charges (3)	44	1,054	245	6,179
Charges related to legal matters (4)	19,000	60	19,000	5,610
Asset impairment charges (5)	688	33,350	1,752	38,124
Foreign exchange (gain) loss	29	(9,673)	185	(7,958)
Gain on sale of international businesses, net	—	—	—	(123)
Research and development milestone payments	2,496	6,304	21,229	15,145
Change in fair value of contingent consideration (6)	300	—	300	—
Property losses and associated expenses (7)	8,186	—	8,186	—
Other	1,282	468	3,088	230
Adjusted EBITDA (Non-GAAP)	$134,921	$113,598	$411,695	$348,762

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(6,092)	$(22,033)	$40,629	$75,540
Adjusted to add (deduct):
Non-cash interest	2,183	2,021	6,232	5,885
GAAP Income tax (benefit) expense	4,049	144	7,056	(105,843)
Amortization	41,651	41,514	122,526	123,009
Stock-based compensation expense	7,708	5,415	20,670	15,617
Acquisition and site closure expenses (1)	2,220	3,979	13,976	16,607
Restructuring and other charges (2)	425	276	788	2,657
Inventory related charges (3)	44	1,054	245	6,179
Charges related to legal matters (4)	19,000	60	19,000	5,610
Asset impairment charges (5)	688	33,350	1,752	38,124
Foreign exchange gain (8)	—	(9,673)	—	(7,958)
Gain on sale of international businesses, net	—	—	—	(123)
Research and development milestone payments	2,496	6,304	21,229	15,145
Change in fair value of contingent consideration(6)	300	—	300	—
Property losses and associated expenses (7)	8,186	—	8,186	—
Other	1,282	468	3,088	230
Income tax at 21%	(17,346)	(13,886)	(56,464)	(41,860)
Net income (loss) attributable to non-controlling interests not associated with our Class B common stock	(1,541)	393	(5,391)	(1,151)
Adjusted net income (Non-GAAP)	$65,253	$49,386	$203,822	$147,668
Adjusted diluted EPS (Non-GAAP) (9)	$0.21	$0.16	$0.67	$0.49

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Explanations for Reconciliations of Net (Loss) Income to EBITDA and Adjusted EBITDA and
Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

(1)
Acquisition and site closure expenses for the three and nine months ended September 30, 2021 primarily included (i) transaction and integration costs associated with the acquisition of Kashiv Specialty Pharmaceuticals, LLC; (ii) integration costs associated with the acquisition of AvKARE; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition and site closure expenses for the three and nine months ended September 30, 2020 primarily included (i) system integration costs associated with the combination with Impax Laboratories, LLC, (ii) transaction and integration costs associated with the acquisition of AvKARE, and (iii) site closure expenses associated with the planned cessation of manufacturing at our Hauppauge, NY facility.

(2)
For the three and nine months ended September 30, 2021 and 2020, restructuring and other charges primarily consisted of cash severance charges associated with cost of benefits for former senior executives and management employees.

(3)	For the three and nine months ended September 30, 2021 and 2020, inventory related charges represented inventory obsolescence and related expenses associated with recalls.

(4)
For both the three and nine months ended September 30, 2021, charges related to legal matters were $19 million for commercial legal claims in our Corporate segment. For the nine months ended September 30, 2020, charges related to legal matters were $6 million for commercial legal claims in our Generics segment (immaterial charges for the three months ended September 30, 2020).

(5)
Asset impairment charges for the three and nine months ended September 30, 2021 and 2020 were primarily associated with the write-off of intangible assets and equipment, except for equipment discussed in (7) below.

(6)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

(7)
Property losses and associated expenses for both the three and nine months ended September 30, 2021 were a result of damage to two of our Branchburg, NJ facilities from Tropical Storm Ida, which consisted of impairment of equipment and inventory, repairs and maintenance expenses and salaries and benefits.

(8)	Effective January 1, 2021, the Company does not exclude foreign currency gains or losses from the calculations of adjusted net income and adjusted diluted EPS.

(9)
For the three and nine months ended September 30, 2021, the calculation of adjusted diluted EPS utilized weighted average diluted shares outstanding of 303,861 and 303,772, respectively, which consisted of Class A common stock and Class B common stock under the if-converted method. For the three and nine months ended September 30, 2020, the calculation of adjusted diluted EPS utilized weighted average diluted shares outstanding of 301,364 and 300,739, respectively, which consisted of Class A common stock and Class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$347,127	$—	$347,127	$341,920	$—	$341,920
Cost of goods sold (2)	208,670	(13,049)	195,621	229,067	(15,194)	213,873
Cost of goods sold impairment charges (3)	688	(688)	—	32,364	(32,364)	—
Gross profit	137,769	13,737	151,506	80,489	47,558	128,047
Gross margin %	39.7%		43.6%	23.5%		37.4%

Selling, general and administrative (4)	15,941	(988)	14,953	13,153	(1,654)	11,499
Research and development (5)	34,999	(1,538)	33,461	39,232	(7,252)	31,980
Intellectual property legal development expenses	1,584	—	1,584	2,132	—	2,132
Property losses and associated expenses (6)	8,186	(8,186)	—	—	—	—
Charges related to legal matters, net	—	—	—	60	(60)	—
Restructuring and other charges	—	—	—	(536)	536	—
Operating income	$77,059	$24,449	$101,508	$26,448	$55,988	$82,436

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.3 million and $1.2 million), amortization expense ($10.2 million and $10.7 million), site closure expenses ($1.5 million and $2.3 million), inventory related charges (immaterial and $0.4 million), asset impairment charges (none and $0.3 million) and other (none and $0.3 million). For the three months ended September 30, 2021 and 2020, site closure expenses were primarily associated with the planned cessation of manufacturing at our Hauppauge, NY facility. For the three months ended September 30, 2020, asset impairment charges were associated with the write-off of equipment.

(3)	Adjustments for the three months ended September 30, 2021 and 2020 were associated with intangible asset impairments.

(4)
Adjustments for the three months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($0.5 million and $0.3 million), site closure costs ($0.5 million and $0.6 million), inventory related charges (none and $0.6 million), and other (none and $0.2 million).

(5)
Adjustments for the three months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.7 million), research and development milestones ($0.5 million and $6.3 million), and other (none and $0.3 million).

(6)
Adjustments for the three months ended September 30, 2021 were a result of damage to two of our Branchburg, NJ facilities from Tropical Storm Ida, which consisted of impairment of equipment and inventory, repairs and maintenance expenses and salaries and benefits.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,020,072	$—	$1,020,072	$1,001,065	$—	$1,001,065
Cost of goods sold (2)	598,122	(38,705)	559,417	666,841	(50,369)	616,472
Cost of goods sold impairment charges (3)	688	(688)	—	34,579	(34,579)	—
Gross profit	421,262	39,393	460,655	299,645	84,948	384,593
Gross margin %	41.3%		45.2%	29.9%		38.4%

Selling, general and administrative (4)	46,500	(1,803)	44,697	42,578	(4,220)	38,358
Research and development (5)	114,547	(15,031)	99,516	108,582	(16,065)	92,517
In-process research and development impairment charges (3)	710	(710)	—	960	(960)	—
Intellectual property legal development expenses	6,506	—	6,506	6,947	—	6,947
Property losses and associated expenses (6)	8,186	(8,186)	—	—	—	—
Acquisition, transaction-related and integration expenses	—	—	—	325	(325)	—
Charges related to legal matters, net (7)	—	—	—	5,610	(5,610)	—
Restructuring and other charges	80	(80)	—	(158)	158	—
Operating income	$244,733	$65,203	$309,936	$134,801	$111,970	$246,771

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)
Adjustments for the nine months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($3.3 million and $3.3 million), amortization expense ($28.0 million and $31.9 million), site closure expenses ($6.2 million and $7.8 million), inventory related charges ($0.2 million and $5.0 million), asset impairment charges ($0.4 million and $1.3 million), and other ($0.6 million and $1.1 million). For the nine months ended September 30, 2021 and 2020, site closure expenses were primarily associated with the planned cessation of manufacturing at our Hauppauge, NY facility. For the nine months ended September 30, 2021 and 2020, asset impairment charges were associated with the write-off of equipment.

(3)	Adjustments for the nine months ended September 30, 2021 and 2020 were associated with intangible asset impairments.

(4)
Adjustments for the nine months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($1.3 million, and $1.0 million), site closure costs ($0.5 million and $3.5 million), inventory related charges (none and $0.6 million), and other (immaterial and $(0.9) million).

(5)
Adjustments for the nine months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($2.9 million and $1.8 million), research and development milestones ($11.8 million and $13.1 million), and other ($0.3 million and $1.2 million).

(6)
Adjustments for the nine months ended September 30, 2021 were a result of damage to two of our Branchburg facilities due to Tropical Storm Ida, which consisted of impairment of equipment and inventory, repairs and maintenance expenses and salaries and benefits.

(7)	Adjustments for the nine months ended September 30, 2020 were associated with a commercial legal claim.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$92,745	$—	$92,745	$87,868	$—	$87,868
Cost of goods sold (1)	47,303	(27,503)	19,800	47,735	(25,126)	22,609
Gross profit	45,442	27,503	72,945	40,133	25,126	65,259
Gross margin %	49.0%		78.7%	45.7%		74.3%

Selling, general and administrative (2)	22,211	(749)	21,462	19,181	(587)	18,594
Research and development (3)	13,928	(2,314)	11,614	5,287	(170)	5,117
Intellectual property legal development expenses	43	—	43	2	—	2
Change in fair value of contingent consideration(4)	300	(300)	—	—	—	—
Acquisition, transaction-related and integration expenses	—	—	—	1	(1)	—
Operating income	$8,960	$30,866	$39,826	$15,662	$25,884	$41,546

(1)	Adjustments for the three months ended September 30, 2021 and 2020 were comprised of amortization expense.

(2)	Adjustments for the three months ended September 30, 2021 and 2020 were primarily comprised of stock-based compensation expense.

(3)
Adjustments for the three months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($0.3 million and $0.2 million) and research and development milestones ($2 million and none).

(4)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$277,311	$—	$277,311	$270,101	$—	$270,101
Cost of goods sold (1)	144,184	(82,496)	61,688	145,782	(76,017)	69,765
Gross profit	133,127	82,496	215,623	124,319	76,017	200,336
Gross margin %	48.0%		77.8%	46.0%		74.2%

Selling, general and administrative (2)	62,748	(2,081)	60,667	56,993	(2,961)	54,032
Research and development (3)	35,426	(10,221)	25,205	17,888	(2,492)	15,396
Intellectual property legal development expenses	68	—	68	7	—	7
Change in fair value of contingent consideration(4)	300	(300)	—	—	—	—
Acquisition, transaction-related and integration expenses	16	(16)	—	83	(83)	—
Charges related to legal matters, net	—	—	—	250	—	250
Operating income	$34,569	$95,114	$129,683	$49,098	$81,553	$130,651

(1)	Adjustments for the nine months ended September 30, 2021 and 2020 were comprised of amortization expense.

(2)	Adjustments for the nine months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($2.1 million and $1.6 million) and other (none and $1.4 million).

(3)
Adjustments for the nine months ended September 30, 2021 and 2020, respectively, were comprised of stock-based compensation expense ($0.8 million and $0.5 million) and research and development milestones ($9.4 million and $2.0 million).

(4)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$88,721	$—	$88,721	$89,506	$—	$89,506
Cost of goods sold	73,421	—	73,421	76,543	—	76,543
Gross profit	15,300	—	15,300	12,963	—	12,963
Gross margin %	17.2%		17.2%	14.5%		14.5%

Selling, general and administrative (2)	14,683	(6,303)	8,380	15,374	(8,694)	6,680
Operating income (loss)	$617	$6,303	$6,920	$(2,411)	$8,694	$6,283

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended September 30, 2021 and 2020 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020 (2)
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$259,390	$—	$259,390	$211,323	$—	$211,323
Cost of goods sold	211,208	—	211,208	173,966	—	173,966
Gross profit	48,182	—	48,182	37,357	—	37,357
Gross margin %	18.6%		18.6%	17.7%		17.7%

Selling, general and administrative (3)	41,986	(18,670)	23,316	41,809	(23,184)	18,625
Acquisition, transaction-related and integration expenses (4)	1,422	(1,422)	—	—	—	—
Operating income (loss)	$4,774	$20,092	$24,866	$(4,452)	$23,184	$18,732

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Our AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, to September 30, 2020.

(3)	Adjustments for the nine months ended September 30, 2021 and 2020 were comprised of amortization expense.

(4)	Adjustments for the nine months ended September 30, 2021 were comprised of finance integration expense.